Exhibit 10.06

                              JANO HOLDINGS LIMITED

                              September, 28th, 2004


BIOACCELERATE HOLDINGS, Inc.
712 Fifth Avenue
New York, NY, 10019
Attn:  President and CEO


         Re:      Credit Facility
                  ---------------

Gentlemen:


JANO HOLDINGS LIMITED ("JANO HOLDINGS LIMITED") is pleased to make available to BIOACCELERATE HOLDINGS, Inc. (the "Company") a senior, secured credit facility (the "Credit Facility"), pursuant to which JANO HOLDINGS LIMITED shall provide the Company one or more loans (each, a "Tranche") in the aggregate principal amount of up to Twelve Million Five Hundred Thousand Dollars ($12,500,000) dollars (the "Maximum Funded Amount"), subject to the terms and conditions as hereinafter provided in this letter agreement (this "Letter Agreement").

The First Tranche (the "Initial Tranche") will be payable to the Company or its Creditors on an as needed basis and will be provided and funded to the Company upon receipt of the following documents from the Company: (i) a grid promissory note (the "Note"), executed by an authorized officer of the Company evidencing the principal amount of funds available under the Credit Facility and the draw down of the Initial Tranche (in the form attached hereto as Exhibit A), (ii) a security agreement (the "Security Agreement") and other collateral documents pursuant to which certain assets and subsequently acquired assets of the Company shall be pledged to secure the repayment of the indebtedness evidenced by the Note (the "Security Documents"), executed by an authorized officer of the Company (in the form attached hereto as Exhibit B), (iii) the warrant (as defined herein), executed by an authorized officer of the Company, (iv) such other documents, each in form and substance satisfactory to JANO HOLDINGS LIMITED, as JANO HOLDINGS LIMITED shall reasonably request. This Credit Facility and associated documents shall rank pari-passu with an identical agreement that BIOACCELERATE HOLDINGS INC is entering into with LIFESCIENCE VENTURES LIMITED.

Subject to the conditions specified herein, additional Tranches shall be made available on as needed basis (each a "Funding Date"). Each Additional Tranche will be funded within two (2) business days following receipt by JANO HOLDINGS LIMITED on a Funding Date of a request for the funding of an Additional Tranche (each, a "Request") from the Company.

The Company covenants to use the proceeds of each Tranche solely for the purposes as agreed with JANO HOLDINGS LIMITED. In connection with the foregoing covenant, JANO HOLDINGS LIMITED shall have the right (the "Audit and Demand Right"), subject to customary confidentiality provisions, at any time during the term of the Note and for such extended period of time as indebtedness remains outstanding under any Note to (a) audit and inspect the books and records of the Company for the purpose of determining the use of proceeds from any Tranche at reasonable times and with reasonable prior notice in accordance with the terms and conditions of the Note or (b) demand reasonable evidence from the Company that the Company is in compliance with the foregoing covenant, which evidence the Company shall provide to JANO HOLDINGS LIMITED promptly upon written request.

Notwithstanding anything to the contrary provided herein or elsewhere, JANO HOLDINGS LIMITED shall have no obligation to fund a Tranche if at the time a Request is received by JANO HOLDINGS LIMITED and prior to when the funds requested in the Tranche are sent, one or more of the following events shall have occurred:

      (iv) There shall be any material change in the business, properties, assets, results of operations, prospects or financial condition of the Company since January 31, 2004;

      (v) The Company shall be in breach of or default under any material contract, license or other agreement or instrument; or

      (vi) There shall not have occurred (a) any domestic or international event, act or occurrence which has materially disrupted, or is likely in the immediate future to materially disrupt, the securities markets; (b) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; (c) any outbreak of major hostilities or other national or international calamity; (d) any banking moratorium declared by a state or federal authority; (e) any moratorium declared in foreign exchange trading by major international banks or other persons; (f) any material interruption in the mail service or other means of communication within the United States; (g) any change in the market for securities in general or in political, financial, or economic conditions; or (h) neither the Company nor any of its officers, directors and/or controlling shareholders have become the subject of or a named party in any investigation or action involving any regulatory or self-regulatory organization including, but not limited to, the SEC, the NASD or any state and/or federal agency (each as set forth in this clause (iii), a "Pro Rata Event").

As an inducement to JANO HOLDINGS LIMITED to provide the Credit Facility to the Company, the Company shall issue to JANO HOLDINGS LIMITED (on the date of the funding of the Initial Tranche) five (5) year warrants (the "Warrants") to purchase 1,000,000 shares of the Company's common stock (the "Common Stock"), at an exercise price of $14 per share and 1,000,000 shares at an exercise price of $28 per share (subject to adjustment for anti-dilution and other customary adjustments) .

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this instrument or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same fall force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

Any notice, consent, request, or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested addressed to the Company, at its principal office as first provided above, Attention: CEO . And to JANO HOLDINGS LIMITED at its addressed provided above (or to such other address as either the Company and/or JANO HOLDINGS LIMITED shall provide in writing to the other party). Notices shall be deemed to have been given on the date of receipt by the other party.

                                       Very truly yours,

                                       JANO HOLDINGS LIMITED


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:
Accepted and agreed as of the
date first appearing above

BIOACCELERATE HOLDINGS, INC.

By:
   ------------------------------
   Name:
   Title:

THE NOTE REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS NOTE MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

                          BIOACCELERATE HOLDINGS, INC.

                            Senior Secured Grid Note

Up to $12,500,000                                           September 28th, 2004

      FOR VALUE RECEIVED, BIOACCELERATE HOLDINGS, Inc., a Delaware corporation (the "Company"), with its principal executive office 712 Fifth Avenue, New York, NY, 10019, promises to pay to the order of Jano Holdings Limited, a Gibraltar Corporation with offices at Suite F8, International Commercial Centre, Casemates, Main Road, Gibraltar (together with any permitted registered assigns, the "Payee") the principal sum of $12,500,000 or, if less, the aggregate unpaid principal amount of all Tranches made to the Company by Payee (the "Principal Amount") pursuant to the letter agreement, dated as of even date herewith, between the Company and the Payee (the "Letter Agreement"), on the Maturity Date. Capitalized terms used, and not defined, herein shall have the meanings ascribed thereto in the Letter Agreement.

      The Initial Tranche of will be immediately available to the Company, subject to the satisfaction of all required conditions under the Letter Agreement. Additional Tranches will be made available to the Company as per the agreed budget thereafter from drawdown of initial tranche(each a "Funding Date"). Each Additional Tranche will be funded within two (2) business days following receipt by the Payee on a Funding Date of a Request Letter and a certification (in form and substance satisfactory to Bioaccelerate) signed by an authorized officer of the Company that all conditions to funding set forth herein have been satisfied and that the Company is not in breach of any representation, warranty or covenant provided in this Note, the Letter Agreement, the Security Documents, the Security Agreement, any Warrant issued by the Company to the Payee, the Engagement Letter or any agreement between the Company and either the Payee or Bioaccelerate Limited related to the subject matter contained in such agreements or documents.

      The Company hereby authorizes the Payee to endorse on the Schedule of Tranches annexed to this Note all Tranches made to the Company and all payments of principal amounts in respect of such Traches, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all Tranches; provided, however, that the failure to make such notation with respect to any Tranche or payment shall not limit or otherwise affect the obligations of the Company under the Letter Agreement or this Note.

      The Maturity Date shall mean the earliest of (i) the date on which any Placement occurs, (ii) the date on which an Event of Default (as defined herein) occurs, (iii) the date on which a Change in Control occurs. "Change in Control" shall mean (a) a merger , consolidation or any other combination of the Company (other than a merger, consolidation or combination of a wholly-owned subsidiary of the Company or any other person or entity with respect to which the Payee has given its approval in writing) with any entity or person, (b) the sale of all or substantially all of the assets of the Company, or (c) the purchase by a single entity or group, as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, of more than 25% of the voting stock of the Company in a single transaction or a series of related transactions. A "Placement" shall mean the closing of either debt or equity financing in which the Company receives at least Fifty Million Dollars ($50,000,000) in gross proceeds in any transaction or series of related transactions after the date hereof. The Principal Amount, accrued interest and any other amounts due under this senior secured grid note (this "Note") are payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest on this Note shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 4 hereof. This Note is made with full recourse to the Company and upon all the warranties, representations, covenants and agreements contained herein.

      The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees, in the event of an Event of Default (as defined below), to pay to the holder of this Note, on demand, all reasonable out-of-pocket costs and expenses (including legal fees) incurred in connection with the enforcement and collection of this Note.

      - Prepayments; Mandatory Prepayments. The Company may prepay at any time all or any portion of the principal sum hereunder without penalty or premium; provided, however, that (i) any prepayment (whether voluntary or involuntary) shall be applied first to any accrued and unpaid interest hereunder up to the date of such prepayment, then to any other sums which may be payable to Payee hereunder, and then to the principal balance outstanding hereunder, and (ii) the acceptance of any such prepayment following the occurrence and during the continuance of any Event of Default hereunder shall not constitute a waiver, release or accord and satisfaction thereof or of any rights with respect thereto by Payee. Notwithstanding anything to the contrary provided herein or elsewhere, in the event that prior to the Maturity Date, a Placement has occurred, then the Company, upon the closing of such transaction or transactions, as the case may be, will immediately repay in full the Principal Amount and all accrued and unpaid interest thereon. The Company shall provide in any applicable financing document that the Company uses in connection with any Placement that the required amount of funds raised will be used to repay the Principal Amount and all accrued and unpaid interest thereon and the Company shall provide to the Payee no later than five (5) Business Days prior to the date of funding of any such financing the date such financing is expected to close, the amount of financing to be received and the place and time of such closing. The Company shall provide to the Payee all other such applicable information the Payee shall subsequently reasonably request. The Company shall provide to the Payee at the closing of such financing in immediately available funds such funds as is necessary to repay the entire Principal Amount and all accrued and unpaid interest thereon.

      - Day of Payment. Whenever any payment to be made hereunder shall become due and payable on a day which is not a Business Day (as defined below), such payment may be made on the next succeeding Business Day without being deemed past due and, in the case of any payment of principal, such extension of time shall in such case be included in computing interest on such payment. As used herein, "Business Day" shall mean any day which is not a Saturday or Sunday and on which banks in the State of New York are not authorized or required to close. Interest on past due principal and accrued interest thereon shall be calculated as follows: the amount of principal and interest past due multiplied by the Penalty Interest Rate (as defined herein) and multiplied by a fraction, the numerator of which is the number of days such principal and interest is past due and the denominator of which is 360.

      - Use of Proceeds. The Company shall use the proceeds of each Tranche solely for the purposes as agreed with Bioaccelerate Inc.

      7. Computation of Interest.

            A. Base Interest Rate. Subject to subsections 4B and 4C below, the outstanding Principal Amount shall bear interest per annum at the Applicable Federal Rate (the "Base Interest Rate"), as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), payable on the Maturity Date.

            B. Penalty Interest. In the event the Note is not repaid on the Maturity Date, the rate of interest applicable to the unpaid Principal Amount and accrued interest thereon shall be adjusted to ten percent (10%) per annum (the "Penalty Interest Rate") from the date of default until repayment; provided, that in no event shall the interest rate exceed the Maximum Rate provided in Section 4C below.

            C. Maximum Rate. In the event that it is determined that New York law is not applicable to the indebtedness evidenced by this Note or that under New York law ("Applicable Usury Laws") the interest, charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the "Maximum Rate"), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity.

      8. Collateral. This Note is secured by a Security Agreement dated the date hereof (as amended, modified or supplemented from time to time, the "Security Agreement") of the Company in favor of the Payee covering all assets and future assets of the Company therein described (collectively, the "Collateral"), and is entitled to the benefits thereof. The Security Agreement, the Uniform Commercial Code financing statements in connection with the Security Agreement, and any and all other documents executed and delivered by the Company to the Payee under which the Payee is granted liens on assets of the Company are collectively referred to as the "Security Documents."

      9. Covenants of Company.

            A. Affirmative Covenants. The Company covenants and agrees with respect to the Company and each of its Subsidiaries (which, for purposes of this Note means any entity (i) in which the Company, directly or indirectly, owns 51% of the capital stock or holds an equity or similar interest and (ii) which conducts substantive business activities or holds material assets) that on and after the date hereof, so long as this Note shall remain in effect, or the Principal Amount of, or interest thereon, or any fee, expense or amount payable hereunder or with respect to this Note shall be unpaid, it will perform the obligations set forth in this Section 6A:

                  (i) Conduct of Business. The Company will, and cause each of its Subsidiaries to, use its best efforts to conduct its business in a manner consistent with past practices, do or to be done all things necessary to preserve relationship with its material vendors, customers, distributors, sales representatives and others having material business relationships with the Company or any of its Subsidiaries, and inform and consult with the Payee on any key decisions involving any capital expenditure in excess of $300,000;

                  (ii) Taxes and Levies. The Company will, and cause each of its Subsidiaries to, promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Company or any of its Subsidiaries, or upon any of their income and profits, or upon any of their property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company and each of its Subsidiaries shall set aside on its books adequate reserves in accordance with generally accepted accounting principles ("GAAP") with respect to any such tax, assessment, charge, levy or claim so contested; provided, further, that this Section 6A(ii) shall not apply to those claims for labor, materials and supplies which the Payee consents in writing shall be excluded herewith, notwithstanding that such claims, if unpaid, might become a lien or charge upon such properties or any part thereof.

                  (iii) Maintenance of Existence. The Company will, and cause each of its Subsidiaries to, do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights (character and statutory) and franchises, except where the failure to comply would not have a Material Adverse Effect (as defined herein) on the Company or any of its Subsidiaries;

                  (iv) Maintenance of Property. The Company will, and cause each of its Subsidiaries to, at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business and protect and maintain its licenses and its patents, copyrights, trademarks and trade secrets and all registrations and application for registration thereof except where the failure to take such action would not reasonably be expected to have a Material Adverse Effect;

                        - Compliance with Laws. The Company will, and cause each of its Subsidiaries to, use its best efforts to comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any governmental agency, in respect of the conduct of its business and the ownership of its properties (including without limitation applicable statutes, regulations and orders relating to equal employment opportunities or environmental standards or controls), except such as are being contested in good faith by appropriate proceedings, except where failure to comply would not have a Material Adverse Effect;

                  (v) Insurance. The Company will, and cause each of its Subsidiaries to, keep adequately insured all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

                  (vi) Books and Records. The Company will, and cause each of its Subsidiaries to, at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Payee or its agents, subject to customary confidentiality restrictions but in no event more than once in each month absent a good-faith showing of need for such restrictions;

                  (vii) Notice of Certain Events. The Company will, and cause each of its Subsidiaries to, give prompt written notice (with a description in reasonable detail) to the Payee of:

                        (a) the occurrence of any Event of Default or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default; and

                        (b) the delivery of any notice effecting the acceleration of any indebtedness which singly or together with any other accelerated indebtedness exceeds $25,000;

                        (c) the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of or invalidating, or having the effect of invalidating, any material provision of this Agreement, of the initiation of any litigation or similar proceedings seeking any such injunction, order, decision, or other restraint;

                        (d) the filing or commencement of any action, suit or proceeding against the Company or any of its Subsidiaries, whether at law or in equity or by or before any court of any Federal, state, municipal or other governmental agency or authority, which is brought by or on behalf of any governmental agency or authority, or in which injunctive or other equitable relief is sought and such relief, if obtained, would materially impair the right or ability of the Company to perform it obligations under this Note;

                        (e) the commencement of any claim, litigation, proceeding or tax audit not covered by insurance when the amount claimed is in any individual claim, litigation, proceeding or tax audit in excess of $50,000 or, in the aggregate, $100,000; and

                        (f) of any material development materially and adversely affecting the business, properties, liabilities, obligations, financial condition, prospects, operations or results of operations of the Company and its Subsidiaries, taken as a whole;

                  (viii) Financial Statements and Information. The Company shall furnish or cause to be furnished to the Payee:

                        (a) within 90 days after the end of each fiscal year (or such time as permitted under Rule 12b-25 of the Securities Exchange Act of 1934, as amended; provided however, that in no event shall the Company be permitted more than one extension pursuant to either Section 6A(ix)(a) or (b)), a copy of the audited consolidated balance sheet of the Company and its Subsidiaries, together with the related statements of income, changes in stockholder's equity, changes in cash flows as of the end of and for such fiscal year, all reported on by the accountants to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                        (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such time as permitted under Rule 12b-25 of the Securities Exchange Act of 1934, as amended; provided, however, that in no event shall the Company be permitted more than one extension pursuant to either Section 6A(ix)(a) or (b); provided, further, however, that the extension with respect to the restatement of the quarterly report for the period ending September 30, 2001 shall not be deemed to count as an extension pursuant to (i) above), a copy of the consolidated balance sheet of the Company and each of its Subsidiaries together with the related statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its financial officers as presenting fairly in all material respects the financial conditions and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                        (c) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any of its Subsidiary with the SEC or with any national securities exchange, or distributed by the Company or any of its Subsidiaries to its shareholders, as the case may be; and

                        (d) promptly following any request therefor, such other information regarding the business, financial condition or operations of the Company or compliance with the terms of this Note, as the Payee may reasonably request, subject to customary confidentiality agreements and without causing undue expense to the Company or undue distraction of its employees or management.

            B. Negative Covenants. The Company covenants and agrees with respect to the Company and each of its Subsidiaries that, so long as this Note shall remain in effect, or the Principal Amount of, or interest thereon, or any fee, expense or amount payable hereunder or with respect to this Note shall be unpaid, it will perform the obligations set forth in this Section 6B:

                  (i) Business in the Ordinary Course. The Company will, and will cause each of its Subsidiaries to, (i) refrain from engaging in transactions other than in the ordinary course of business consistent with past practice; (ii) operate its respective businesses in accordance and in compliance with all applicable laws, ordinances, rules or regulations or orders, including, without limitation environmental laws, and all permits, authorizations, consents and approvals; (iii) maintain all permits and licenses in effect and, if necessary, make all appropriate filings for the renewal of any permits or licenses; (iv) refrain from entering into any transaction involving capital expenditures or commitments therefor (including any borrowings in connection with such transaction except for the agreement with Lifescience Ventures Limited) of more than $100,000, individually, or $500,000 in the aggregate, or the disposal of any properties or assets (other than inventory in the ordinary course) with a value of more than $25,000, individually, or $50,000, in the aggregate, except in the case of foregoing clauses (ii) and (iii) where the failure to take such action would not reasonably be expected to have a Material Adverse Effect, and except, in the case of all of the foregoing clauses, with respect to any financing transaction, or as otherwise contemplated by the agreements entered into in connection with this Note;

                  (ii) Merger, Liquidation, Dissolution. The Company will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other entity (other than a merger or consolidation of a wholly-owned subsidiary of the Company.), except that any wholly-owned subsidiary may merge with another wholly-owned subsidiary or with the Company (so long as the Company is the surviving corporation and no Event of Default shall occur as a result thereof); provided, however, that the Company may permit its Subsidiaries to liquidate or dissolve only on the condition that all of the assets of such Subsidiaries are immediately transferred to the Company and only if such liquidation or dissolution, as the case may be, would not result in a Material Adverse Effect;

                  (iii) Sales of Assets. The Company will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, all or a substantial part of its properties or assets to any person or entity, provided that this clause (iii) shall not restrict any disposition made in the ordinary course of business and consisting of capital goods which are obsolete or have no remaining useful life;

                  (iv) Redemptions. The Company will not redeem or repurchase any outstanding equity and/or debt securities of the Company or its Subsidiaries (or securities convertible into or exchangeable for equity securities of such entity);

                  (v) Indebtedness. Other than indebtedness for borrowed money of the Company or any of its Subsidiaries existing on the date of this Note and identified on the schedule delivered to the Payee on the date hereof, neither the Company nor any of its Subsidiaries will hereafter create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness for borrowed money, except in the ordinary course of business (consistent with past practice) but not to exceed $50,000 at any time outstanding;

                  (vi) Negative Pledge. Other than Liens existing on the date of this Note and expressly identified in the schedule delivered to the Payee on the date hereof, the Company will not, and will not permit any of its Subsidiaries to, hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a "Lien") upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                        o Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                        o Liens of carriers, warehousemen, mechanics, materialman and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                        o Liens (other than Liens arising under the Employee Retirement Income Security Act of 1974, as amended, or Section 412(n) of the Internal Revenue Code of 1986, as amended) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; and

                        o Judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed in an amount not to exceed $25,000 singly or in the aggregate (the liens described in (a)-(d) being referred to herein as "Permitted Liens");

                  (vii) Investments. The Company will not, and will not permit any of its Subsidiaries to, purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities or make or permit to exist any investment or capital contribution or acquire any interest whatsoever in any other person or entity or permit to exist any loans or advances for such purposes except for the development of its business and (i) investments in direct obligations of the United States of America or any agency thereof, (ii) obligations guaranteed by the United States of America, (iii) certificates of deposit or other obligations of any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus of at least $500,000, (iv) existing investments in Subsidiaries and the development of new subsidiaries, or (v) an investment in any subsidiary created for the purpose of making that investment;

                  (viii) Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated with the Company or any of its Subsidiaries (including officers, directors and shareholders owning five (5%) percent or more of the Company's outstanding capital stock), except (i) in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with the Company and, where the transaction is valued at in excess of $5,000 with the prior written consent of the Payee, which shall not be unreasonably withheld,
(ii) transactions pursuant to existing agreements as set forth on the schedule delivered to the Payee on the date hereof and (iii) transactions contemplated by the agreements entered into in connection with this Note;

                  (ix) Fundamental Changes. The Company will not, and will not permit any of its Subsidiaries to, consolidate or merge with any other person or entity, or to permit any other person or entity to merge into or consolidate with it or any of its Subsidiaries (other than a merger, consolidation or any other combination of a wholly-owned subsidiary of the Company);

                  (x) Acquisitions. The Company will not, and will not permit any of it Subsidiaries to, at any time, acquire all or substantially all of the assets or any of the capital stock of any person or entity;

                  (xi) Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare, play or make any dividend or other distribution, direct or indirect, on account of any shares of capital stock in such person or entity now or hereafter outstanding (other than a dividend payable solely in shares of such capital stock to the holders of such shares) or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of its capital stock now or hereafter outstanding (collectively, "Restricted Payments"), except:

                        (a) any wholly-owned subsidiary of the Company may make Restricted Payments to the Company; and

                        (b) Restricted Payments made by any Subsidiary of the Company to the Company in amounts sufficient to enable the Company, as the consolidated taxpayer for itself and its Subsidiaries, if applicable, to pay taxes when due;

                  (xii) Lines of Business. Except as contemplated by the agreements entered into in connection with this Note, the Company will not, and will not permit any of its Subsidiaries to, materially change the nature of the business of the Company and its Subsidiaries as conducted on the date hereof or enter into any new business which materially increase the risk profile of the Company and its Subsidiaries, taken as a whole; and

                  (xiii) Amendment of Documents. The Company will not, and will not permit any of its Subsidiaries to, modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate, their organizational documents in any way that could result in a Material Adverse Effect without the written consent of the Payee; provided, however, that with respect to the following (to the extent deemed to result in a Material Adverse Effect), such consent shall not be unreasonably withheld: (i) amendment to the by-laws of the Company or any Subsidiary to preclude actions by written consent or nominations of directors other than through a prescribed nominations process, and (ii) amendment to the Company's or any Subsidiaries' certificate of incorporation to increase its authorized common stock.

                  (xiv) Stock Option Plan; Board of Directors. Notwithstanding anything to the contrary set forth in this Note, the Company will not, and not permit any of its Subsidiaries to, without the written consent of the Lender (a) adopt a stock option plan, or to increase the number of shares of common stock issuable pursuant to an existing stock option plan or (b) amend its by-laws to increase the number of directors serving on its board of directors.

      10. Events of Default.

            A. The term "Event of Default" shall mean any of the events set forth in this Section 7A:

                  (i) Non-Payment of Obligations. The Company shall default in the payment of the principal or accrued interest of this Note as and when the same shall become due and payable, whether by acceleration or otherwise.

                  (ii) Non-Performance of Affirmative Covenants. The Company shall default in the due observance or performance of any covenant set forth in
(a) clauses (i), (iii), (vi), (viii) and (ix) of Section 6A or (b) clauses (ii),
(iv), (v) and (vii) of Section 6A and such default of clauses (ii), (iv), (v) and (vii) of Section 6A shall continue remedial for ten (10) Business Days.

                  (iii) Non-Performance of Negative Covenants. The Company shall default in the due observance or performance of any covenant set forth in
Section 6B.

                  (iv) Bankruptcy. The Company (or any of its Subsidiaries) shall:

                        o apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its Subsidiaries, or any of their property, or make a general assignment for the benefit of creditors; or

                        o in the absence of such application, consent or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its Subsidiaries, or for any part of their property; or

                        o permit or suffer to exist (i) the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, (ii) any dissolution, winding up or liquidation proceeding, in respect of the Company or any of its Subsidiaries, or
(iii) the appointment of a trustee, receiver, sequestrator or other custodian, without causing the same to be dismissed within forty-five (45) days; and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or any of its Subsidiaries, or shall result in the entry of an order for relief; or

                        o take any corporate or other action authorizing, or in furtherance of, any of the foregoing; or

                  (v) Cross-Default. The Company (or any of its Subsidiary) shall default in the payment when due of any amount payable under any other obligation for money borrowed in an amount exceeding Fifty Thousand Dollars ($50,000); or

                  (vi) Cross-Acceleration. Any indebtedness for borrowed money of the Company (or any of its Subsidiaries) identified on the schedule delivered to the Payee on the date hereof in an aggregate principal amount exceeding Twenty Five Thousand Dollars ($25,000) shall be duly declared to be or shall become due and payable prior to the stated maturity thereof; or

                  (vii) Orders, Judgments or Decrees. If any order, judgment, or decree shall be entered in any proceeding against the Company (or any Subsidiary) requiring such party to divest itself of a substantial part of its or his assets, or awarding a money judgment or judgments against any such entity aggregating more than $25,000, and if, within thirty (30) days after entry thereof, such order, judgment or decree shall not have been discharged or execution thereof stayed pending appeal; or if, within thirty (30) days after the expiration of any such stay, such judgment, order or decree shall not have been discharged; or

                  (viii) Invalidity of Note or Security Documents. This Note or any other Security Document shall for any reason cease to be, or shall be asserted by the Company not to be, a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, or the security interest or Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by the Company not to be, a valid, first priority perfected security interest in any Collateral (except to the extent otherwise permitted under any of the Security Documents); or

                  (ix) Other Breaches, Defaults. The Company shall default and/or be in breach of any representation, warranty or covenant made by the Company to the Payee provided under this Note, any Security Document, the Warrant, the Letter Agreement, the Engagement Letter or any other agreement between the Company and either the Payee or Bioaccelerate Limited related to the subject matter contained in such agreements or documents.

            B. Rights and Remedies Cumulative. No right or remedy herein conferred upon the Payee is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection with or pursuant to this Note or the Security Documents, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

            C. Rights and Remedies Not Waived. No course of dealing between the Company and the Payee or any failure or delay on the part of the Payee in exercising any rights or remedies of the Payee and no single or partial exercise of any rights or remedies hereunder or under the Security Documents shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

      11. Representations of the Company. The Company represents and warrants to the Payee that:

            A. Corporate Organization; Etc. The Company and its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction in which they are incorporated, and have the full corporate power and authority to carry on their business as they are now being conducted and to own the properties and assets they now own; are duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions in which such qualification is required, except where the failure to so qualify or to be so licensed would not have a Material Adverse Effect on its business, financial condition, results of operations or on its ability to continue to conduct its business as currently conducted. The copies of the articles of incorporation and by-laws (or other relevant organization documents) and any amendments thereto of the Company and each of its Subsidiaries heretofore delivered to the Payee are complete and correct copies of such instruments as currently in effect. As used in this Note, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, prospects or financial condition of the Company and its Subsidiaries, taken as a whole. The term "Material Adverse Effect" does not include any material developments adversely affecting (i) the industry in which the Company is engaged generally or (ii) the national economy, security, stability or peace of the United States or any country, taken as a whole.

            B. Capitalization. The authorized, issued and outstanding capital stock of the Company prior to the consummation of the transactions contemplated hereby is set forth in Schedule 8B. All of such outstanding shares have been and are, or upon issuance will be, validly issued, fully paid and non-assessable. Except as disclosed in the schedule delivered to the Payee on the date hereof,
(i) no shares of the Company's capital stock are subject to preemptive rights under Delaware law or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company (other than as may be issued pursuant to the Letter Agreement); (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of this Note; and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. All prior sales of securities of the Company or any of its Subsidiaries were either registered under the 1933 Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto except to the extent any such rights would not reasonably be expected to have a Material Adverse Effect.

            C. Title. Except as set forth in or contemplated by the schedule to be delivered to the Payee on the date hereof, the Company has good and marketable title to all material properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except as not prohibited by Section 6(B)(vi) hereof or such as are not significant or important in relation to the Company's business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease. .

            D. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on the schedule delivered to the Payee on the date hereof, none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights has expired or terminated, or is expected to expire or terminate within two years from the date of this Note, except where such expiration or termination would not have either individually or in the aggregate a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on such schedule, no claim, action or proceeding has been made or brought against, or to the Company's knowledge, has been threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement, except where such infringement, claim, action or proceeding would not reasonably be expected to have either individually or in the aggregate a Material Adverse Effect. Except as set forth on such schedule, the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties except where the failure to do so would not reasonably be expected to have either individually or in the aggregate a Material Adverse Effect.

            E. Litigation. Except as set forth in or contemplated by the schedule delivered to the Payee on the date hereof, there is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any court, arbitrator, governmental instrumentality or authority or other agency now pending or, to the knowledge of the Company, threatened against the Company, the adverse outcome of which would be reasonably likely to have a Material Adverse Effect. The Company is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which have a Material Adverse Effect.

            F. Taxes. Except as set forth in or contemplated by the schedule delivered to the Payee on the date hereof, the Company has filed all Federal, state, local and foreign tax returns which are required to be filed by it or otherwise met its disclosure obligations to the relevant agencies and all such returns are true and correct in all material respects. The Company has paid or adequately provided for all tax liabilities of the Company as reflected on such returns or determined to be due on such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has properly accrued all taxes required to be accrued by GAAP consistently applied. The tax returns of the Company have never been audited by any state or Federal authorities. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

            G. Compliance With Laws; Licenses; Etc. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity except for such violations the sanctions for which either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, and the Company has not received notice of any violation of or noncompliance with any Federal, state, local or foreign, laws, ordinances, regulations and orders applicable to its business which has not been cured, the violation of, or noncompliance with which, would be reasonably likely to have a Material Adverse Effect. The Company has all material licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses") required by every Federal, state and local government or regulatory body for the operation of its business as currently conducted and the use of its properties, except where the failure to be licensed or possess a permit would not reasonably be expected to have a Material Adverse Effect. The Licenses are in full force and effect and to the Company's knowledge no violations currently exist in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof.

            H. Existing Indebtedness. The schedule delivered to the Payee on the date hereof is a complete and correct list of all indebtedness for borrowed money of the Company and its Subsidiaries in an unpaid principal amount exceeding $10,000, showing as to each item of such indebtedness the obligor, the aggregate principal amount outstanding and a brief description of any security therefor (after giving effect to the application of the proceeds of the sale of this Note). The Company is not in default in any material respect in the performance or observance of any of the terms, covenants or conditions contained in any instrument evidencing any such indebtedness and no event has occurred and is continuing which, with notice or the lapse of time or both, would become such a default.

            I. Security Interest. Assuming that the Security Documents are in proper form and are perfected in accordance with applicable laws and regulations on the date thereof, the Security Documents create and grant to the Payee a legal, valid and perfected first priority security interest in the Collateral. The Collateral is not subject to any other Lien or security interest whatsoever except Permitted Liens.

            J. Subsidiaries. As of the date hereof, (i) the Company has only the Subsidiaries set forth on, and the authorized, issued and outstanding capital stock of each Subsidiary is as set forth on, the schedule delivered to the Payee on the date hereof and (ii) the ownership interests in each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and are owned beneficially and of record by the persons set forth on such schedule, free and clear of all Liens. As of the date hereof, the Subsidiaries of the Company have not issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof, except as set forth on such schedule. Except as set forth on such schedule, there are no agreements, voting trusts or understandings binding on the Company or any of its Subsidiaries restricting the transfer of the voting securities of any of the Company's Subsidiaries or affecting in any manner the sale, pledge, assignment or other dispositions thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing.

            K. Investment Companies and Other Regulated Entities. Neither the Company nor any of its Subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or the Federal Power Act, as amended.

            L. Absence of Certain Restrictions. No indenture, certificate of designation for preferred stock, agreement or instrument to which the Company or any of its Subsidiary is a party (other than this Note or any Note issued pursuant to the Letter Agreement), prohibits or limits in any way, directly or indirectly the ability of any such Subsidiary to make Restricted Payments or repay any indebtedness to the Company or to another Subsidiary of the Company.

            M. ERISA. Each Pension Plan is in compliance with the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect ("ERISA") and the Code, where applicable, in all material respects and no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to occur, is reasonably expected to result in a Material Adverse Effect. As used in this Note, "Pension Plan" means, at any date of determination, any employee pension benefit plan, the funding of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of the Company or any of its Subsidiaries, or any person or entity which is a member of any group of organizations within the meaning of Section 414(b) or (c) of the Code (or, solely for the purposes of potential liability under Section 302(c)(11) of ERISA, and Section 412(n) of the Code, Sections 414(m) or (o) of the Code) which the Company or any of its Subsidiaries is a member (each, an "ERISA Affiliate"). As used in this Note, "ERISA Event" means (i) a "reportable event", as defined in Section 4043 of ERISA with respect to a Pension Plan (other than an event for which the 30-day notice period is waived), (ii) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (iv) the incurrence by the Company or its Subsidiaries or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (v) the receipt by the Company or any of its Subsidiaries or any ERISA Affiliate from the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any governmental authority succeeding to the functions thereof) or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan;
(vi) the incurrence by the Company or any of its Subsidiaries or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan (as defined in Section 4003(a)(3) of ERISA); or (vii) the receipt by the Company or any of its Subsidiaries or ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability (as defined in Part I of Subtitle E of Title IV of ERISA) or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            N. Authorization; No Violation.

                  (a) The Company has full corporate power and authority necessary to enter into this Note and the Security Documents to carry out the transactions contemplated by the Documents. The Board of Directors of the Company has taken such necessary action to authorize the execution and delivery of this Note and the Security Documents and the consummation of the transactions contemplated thereby. This Note and the Security Documents have been duly executed and delivered by the Company and are legal, valid and binding obligations of the Company enforceable against it in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

                  o Neither the execution and delivery of any of the Security Documents nor the consummation of the transactions contemplated thereby will violate any provision of the articles or certificate of incorporation or by-laws or other organizational documents of the Company, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Company, any agreement or commitment to which the Company is a party or by which the Company is bound or to which the property of the Company is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to the Company.

      12. Miscellaneous.

            A. Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Payee, respectively. The Payee shall not be entitled to assign this Note without the written consent of the Company, which consent shall not be unreasonably withheld.

            B. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws or principles thereof. The parties hereto hereby agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this instrument or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

            C. Waiver of Jury Trial. THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE'S PURCHASING THIS NOTE.

            D. Expenses and Fees. All fees, costs and expenses of every kind and nature, including but not limited to the reasonable attorneys' fees and legal expenses, incurred by Payee in connection with the collection, administration, or enforcement of its rights under this Note or in defending or prosecuting any actions or proceedings arising out of or related to any amounts due to Payee under this Note shall be borne and paid by the Company upon written demand by the Payee and until paid, shall be added to the amounts due hereunder and bear interest at a rate per annum equal to 6% over base.

            E. Repricing of Options. No representation or covenant shall be deemed to be breached in the event that the Company effectuates a repricing of any options previously issued pursuant to a stock option plan in accordance with the terms therewith as a result of the receipt by Holder of any Warrant; provided, however, that under no circumstances shall such repricing result in an exercise price less than the Warrant Share Price.

            F. Entire Agreement. This Note (including any schedule referenced herein), the Security Documents and the Letter Agreement set forth the entire agreement of the parties with respect to the subject matter hereof and thereof, superseding and replacing any agreement or understanding that may have existed between the parties prior to the date hereof in respect to such subject matter.


            IN WITNESS WHEREOF, this Note has been executed and delivered on the date first specified above by the duly authorized representative of the Company.

                                       BIOACCELERATE HOLDINGS, INC.



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                               SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement") is dated as of September 28th, 2004, by BIOACCELERATE HOLDINGS, INC., a Nevada corporation (the "Grantor"), in favor of Jano Holdings Limited, a Gibraltar, corporation (the "Lender").

                                    Recitals

WHEREAS, pursuant to that certain letter agreement (the "Letter Agreement") of even date herewith between the Grantor and Lender, Lender has made available a senior, secured credit facility in the aggregate principal amount of up to Twelve Million Five Hundred Thousand Dollars ($12,500,000);

WHEREAS, pursuant to that certain Note of even date herewith, issued by the Grantor in favor of the Lender (as the same may from time to time be amended, modified, supplemented or restated, the "Note"), Grantor has promised to pay the Obligations (as defined herein) to the Lender; and

WHEREAS, the obligations of the Lender under the Letter Agreement are subject to the condition, among others, that Grantor shall have executed and delivered to Lender this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, Grantor hereby represents, covenants and agrees with Lender as follows:

28.   Definitions.

      a. When used in this Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

"Collateral" has the meaning assigned to such term in Section 2 of this Agreement.

"Contracts" means all contracts (including any customer, vendor, supplier, service or maintenance contract), leases, licenses, undertakings, purchase orders, permits, franchise agreements or other agreements (other than any right evidenced by Chattel Paper, Documents or Instruments), whether in written or electronic form, in or under which Grantor now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

"Copyrights" means all of the following now owned or hereafter acquired or created (as a work for hire for the benefit of Grantor) by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, in whole or in part: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications, and shall include any right or interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (as a work for hire for the benefit of Grantor) or acquired by Grantor, in whole or in part; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

"Obligations" has the meaning set forth in Section 3 of this Agreement.

"Patents" means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent.

"Trademark" means any of the following in which Grantor now holds or hereafter acquires any interest: (a) all trademarks, whether registered or unregistered, held pursuant to the laws of the United States, and State thereof, or any country (b) registrations, applications, recordings and proceedings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to trademarks, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any trademark; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

"UCC" means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions. In addition, the following terms shall have the meanings set forth for such terms in the UCC: "Account," "Account Debtor," "Chattel Paper" (including tangible and


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

electronic chattel paper), "Commercial Tort Claims," "Commodity Account," "Deposit Account," "Documents," "Equipment," "Fixtures," "Fixture Filing," "General Intangible" (including, without limitation, Payment Intangibles, Copyrights, Patents, Trademarks, designs, drawings, technical information, marketing plans, customer lists, trade secrets, proprietary or confidential information, inventions (whether or not patentable), procedures, know-how, models and data), "Instrument," "Intellectual Property," "Inventory" (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), "Investment Property" (including Securities, Securities Accounts and Securities entitlements), "Letter-of-Credit Right" (whether or not the letter of credit is evidenced by a writing), "Payment Intangibles," "Proceeds," "Promissory Notes," "Securities," "Securities Account," "Securities Entitlement" and "Supporting Obligations." Each of the foregoing terms shall include all of such items now owned, or hereafter acquired, by Grantor.

      b. Except as otherwise defined herein, all capitalized terms used in this Agreement have the meanings stated in the Note.

29. Grant of Security. As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations, Grantor hereby grants to Lender a lien on and security interest in, all of Grantor's right, title and interest in, to and under the following, whether now owned or hereafter acquired (all of which being collectively referred to herein as the "Collateral"):

      a. All Accounts of Grantor (including, but not limited to, and notwithstanding anything in this Agreement to the contrary, any and all proceeds, money or accounts under all Contracts (without exception).

      b.    All Chattel Paper of Grantor;

      c.    All Contracts of Grantor;

      d.    All Deposit Accounts of Grantor;

      e.    All Documents of Grantor;

      f.    All Equipment of Grantor;

      g.    All Fixtures of Grantor;

      h.    All General Intangibles of Grantor;

      i. All Instruments of Grantor, including, without limitation, Promissory Notes;

      j.    All Inventory of Grantor;

      k.    All Investment Property of Grantor;

      l.    All Letter-of Credit Rights of Grantor;


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

      m.    All Supporting Obligations of Grantor;

      n. All property of Grantor held by Lender, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to Lender for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power;

      o. All other goods and personal property of Grantor wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Grantor, except those goods and personal property which are excluded pursuant to
            Section 2(c) or 2(h) hereunder; and

      p. To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.

If Grantor shall at any time acquire a Commercial Tort Claim, Grantor shall promptly notify the Lender in a writing signed by Grantor of the brief details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Lender.

Grantor hereby authorizes the Lender to file, without Grantor's signature thereon and at Grantor's expense, financing statements, continuation statements (including "in lieu" continuation statements) and amendments thereto, that describe the Collateral and which contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including if Grantor is an organization, the type of organization and any organization identification number issued to Grantor.

Grantor accepts that this agreement ranks pari-passu with the facility provided by Technology Finance Inc on 9th February 2004, and with the agreement being entered into With Lifescience Ventures Limited as of the date hereof.

30. Security for Obligations. This Agreement secures the payment of (i) all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of any bankruptcy proceeding) the Note, (ii) the obligation of Grantor to pay any fees, costs and expenses of Lender under the Note, and (iii) all other obligations, liabilities and indebtedness owed by Grantor to the Lender under the Note, in each case, whether now existing or hereafter incurred (collectively, the "Obligations").

31.   Rights of Lender; Collection of Accounts.


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

      a. Grantor expressly agrees that Grantor shall remain liable under each of its Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that Grantor shall perform all of its duties and obligations thereunder such that the Grantor shall not be deemed to be in breach of each such Contract. The Lender shall not have any obligation or liability under any Contract by reason of or arising out of this Agreement or the granting to the Lender of a lien therein or the receipt by the Lender of any payment relating to any Contract pursuant hereto, nor shall the Lender be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by them or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

      b. The Lender authorizes Grantor to collect its accounts, provided that such collection is performed in a prudent and businesslike manner, and the Lender may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time. Upon the occurrence and during the continuance of any Event of Default, at the request of the Lender, Grantor shall deliver to Lender all original and other documents which created and/or relate to such accounts, including, without limitation, all original orders, invoices and shipping receipts.

      c. The Lender may at any time, upon the occurrence and during the continuance of any Event of Default, without notifying Grantor of its intention to do so, notify Account Debtors of Grantor, parties to the Contracts of Grantor, obligors in respect of Instruments of Grantor and obligors in respect of Chattel Paper of Grantor that the Accounts and the right, title and interest of Grantor in, to and under such Contracts, Instruments and Chattel Paper have been assigned to Lender and that payments thereunder or with respect thereto are to be made directly to the Lender. Upon the request of the Lender, Grantor shall promptly so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuance of any Event of Default, the Lender may, in Lender's name or in the name of others, communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to the Lender's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper. Notwithstanding the foregoing, Lender shall not notify or otherwise communicate with any parties to Contracts or Account Debtors of Grantor except upon the occurrence of any Event of Default.

      d. Without limiting the foregoing and Lender's rights as set forth in the foregoing, any action by the Lender pursuant to or as described in Section 4(b) or Section 4(c) hereof shall be in compliance with the provisions set forth in Section 12(b)(v) hereof.


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

32. Representations and Warranties of Grantor. Grantor represents and warrants as follows:

      a. Grantor is a corporation duly organized, existing and in good standing under the laws of the Delaware, (b) has the legal power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect;

      b. Grantor is, and as to Collateral acquired by it from time to time after the date hereof Grantor will be, the owner of all Collateral free from any liens, other than liens created hereby and other than Permitted Liens;

      c. This Agreement creates, for the benefit and security of Lender in respect of the Obligations, a legally valid and binding lien on, pledge of, and security interest in the Collateral and, upon the filing of a UCC Financing Statement, and any applicable filings with respect to Copyrights, Patents or Trademarks in respect of the Collateral, such lien, pledge and security interest will be perfected and will have priority over the claims of any other present and future creditors of the Company (other than Permitted Liens or liens upon such of the Collateral that must be perfected by possession or control of such Collateral); and

      d. Grantor's chief executive office, principal place of business and the place where Grantor maintains its records concerning the Collateral are each presently located at the address set forth on the signature page hereof; and Grantor's Federal taxpayer identification number and Grantor's organizational identification number under the laws of the State in which Grantor, as a registered organization, was organized are as set forth on the signature page hereto.

33.   As to the Collateral.

      a. Notwithstanding anything to the contrary contained herein, the assignment by Grantor herein stated is intended to be an assignment for security purposes and is not intended to divest Grantor of its ownership of the Collateral, except as otherwise provided herein.

      b. So long as no Event of Default has occurred and is continuing, (i) Grantor shall retain title to and record ownership of the Collateral, and (ii) Grantor shall be entitled to receive any and all income or distributions made with respect to the Collateral, except as provided in Section 6(c) hereof.

      c. Upon the occurrence and during the continuance of an Event of Default, all income and proceeds of the Collateral which are received by Grantor shall be (i) received in trust for the benefit of the Lender, (ii) segregated from other funds of Grantor, and
            (iii) forthwith paid over by Grantor to the Lender (for application in accordance with this Agreement) in the same form as so received.


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

34. Covenants of Grantor. Grantor covenants and agrees with Lender that unless approved by Lender:

      a. Grantor shall not sell, assign (by operation of law or otherwise), or otherwise transfer any of the Collateral, or attempt or contract to do so, or grant any option with respect to any of the Collateral, except Inventory in the ordinary course of business.

      b. Grantor shall not, directly or indirectly, create or permit to exist any lien upon or with respect to any of the Collateral, and shall defend the Collateral against, and take such other action as is necessary to remove, any lien on the Collateral, except for the lien created hereby and any Permitted Liens.

      c. Grantor shall maintain all tangible Collateral in good condition and repair, ordinary wear and tear excepted.

      d. Grantor shall maintain on the Collateral property damage and liability insurance in such amounts, against such risks, and in such forms and with such companies as are customarily maintained by businesses similar to Grantor. Each such policy shall not be materially altered or canceled, and the coverage will not be materially reduced, in any case, without at least thirty (30) days' prior written notice to the Lender. Grantor shall provide the Lender with satisfactory evidence of such insurance coverage at the request of the Lender.

      e. Grantor shall promptly pay when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith and by appropriate proceedings and adequate reserves are being maintained in connection therewith; provided that this Section 7(f) shall not apply to claims for labor, materials or supplies which Payee consents in writing shall be excluded herewith, notwithstanding that such claims, if unpaid, might become a lien or charge upon such properties or any part thereof.

      f. Grantor shall keep and maintain at its own cost and expense satisfactory and reasonably complete records of the Collateral. Grantor shall furnish the Lender with such information regarding the Collateral as the Lender may reasonably request from time to time and shall allow the Lender, upon reasonable notice, access during normal business hours to inspect the Collateral and Grantor's records, accounts and books pertaining to the Collateral, provided that no restriction as to normal business hours shall be required during the continuance of an Event of Default.


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

      g. Grantor shall not knowingly take or omit to take any action, the taking or omission of which might impair Lender's lien on the Collateral or adversely affect the value of the Collateral.

      h. Upon the occurrence and during the continuance of any Event of Default, Grantor shall not grant any extension of the time of payment of any of its Accounts, Chattel Paper, Instruments or amounts due under any of its Contracts or Documents, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts and rebates granted in the ordinary course of Grantor's business.

      i. Grantor shall (i) protect, defend and maintain the validity and enforceability of the Copyrights, Patents and Trademarks, (ii) use commercially reasonable efforts to detect infringements of the Copyrights, Patents and Trademarks and promptly advise the Lender in writing of material infringements detected, and (iii) not allow any material Copyrights, Patents or Trademarks to be abandoned, forfeited or dedicated to the public without the written consent of the Lender, unless any such abandonment is appropriate in accordance with reasonable and customary business practice.

      j. Grantor shall not execute or authorize to be filed in any public office any UCC financing statement (or similar statement or instrument of registration under the law of any jurisdiction) except UCC financing statements filed or to be filed in respect of and covering the lien created by this Agreement.

      k. Grantor shall not amend, modify, waive, take any action or fail to take any action with respect to all or a portion of any Contract which Grantor reasonably expects or should expect would adversely affect Lender's interest in the Collateral (including, but not limited to, the value of the Collateral) or which affect the timing, value or amount of any proceeds due under any Contract.

35. Further Assurances. Grantor agrees, at any time and from time to time, at the expense of Grantor, and upon request of the Lender, to promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce Lender's rights and remedies hereunder with respect to any Collateral, including, without limitation, (i) delivering and causing to be filed any financing or continuation statements (including "in lieu" continuation statements)


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

      under the UCC with respect to the security interests granted hereby, (ii) obtaining "control" by or on behalf of Lender of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chatter Paper (with reference to applicable provisions of the UCC with respect to "control" for such items of Collateral), (iii) placing the interest of the Lender as lien holders on the certificate of title (or similar evidence of ownership) of any Equipment constituting Collateral owned by Grantor which is covered by a certificate of title (or similar evidence of ownership),
      (iv) filing or cooperating with the Lender in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office, United States Copyright Office, or any actions, filings, recordings or registrations in any foreign jurisdiction or under any international treaty, required to secure or protect Lender's interest in the Collateral, (v) transferring Collateral to the possession of the Lender (if a security interest in such Collateral can only be perfected by possession), (vi) executing and delivering or causing to be delivered written notice to insurers of Lender's security interest in, or claim in or under, any policy of insurance (including unearned premiums), and (vii) using its best efforts to obtain acknowledgements from bailees having possession of any Collateral and waivers of liens from landlords and mortgagees of any location where any of the Collateral may from time to time be stored or located. If Grantor executes and delivers any document or instrument pursuant to this Section 8, such document or instrument shall be in form and substance reasonably satisfactory to the Lender and a copy thereof shall be provided by Grantor to the Lender; and if Grantor takes any other action pursuant to this Section 8, such action shall be taken with the prior written consent of the Lender and notice thereof shall be given by Grantor to the Lender.

36. Security Interest Absolute. All rights of the Lender and the assignment and security interest hereunder, and all obligations of Grantor hereunder, shall remain in full force and effect and shall secure the Obligations, and shall be absolute and unconditional, irrespective of:

      a. any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from the Note; or

      b. any taking, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

      c. any manner of application of any Collateral, or proceeds thereof, to all or any of the Obligations or any manner of sale or other disposition of any Collateral; or

      d. any other circumstances other than releases, waivers and the like by the Lender that might otherwise constitute a defense available to, or a discharge of, Grantor's obligations hereunder or Lender's security interest hereunder.


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

37. Continuing Security Interest; Sale of Participations; Release of Collateral. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Obligations (subject to Section 14 hereof), (ii) be binding upon Grantor, its successors and its permitted assigns under the Note, and (iii) inure to the benefit of, and be enforceable by (subject to the terms hereof), the Lender and its successors and assigns. No sales of participations in, and no other sales, assignments, transfers or other dispositions of, any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein by the Lender shall in any manner affect the lien granted to the Lender hereunder. Subject to
      Section 14 hereof, upon the payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination, the Lender will, at Grantor' expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination. The Lender shall, at the request of Grantor, deliver any document reasonably necessary to release any lien granted hereunder with respect to any Collateral Grantor is transferring.

38. Lender's Duties. The powers conferred on the Lender hereunder are solely to protect Lender's interest in the Collateral as a secured party and shall not impose any duty upon the Lender to exercise any such powers. Except for the safe custody of any Collateral in Lender's possession and the accounting for money actually received by Lender hereunder, the Lender shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve any rights pertaining to any Collateral. The Lender shall not have any responsibility or liability for the collection of any proceeds of any Collateral or by reason of any invalidity, lack of value or uncollectability of any of the Collateral. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in the Lender's possession if such Collateral is accorded treatment substantially equal to that which the Lender accords its own property.

39.   Events of Default; Remedies Upon Default; Actions by Lender.

      a. The occurrence of an Event of Default under and as defined in the Note shall constitute an "Event of Default" hereunder.

      b.    If any Event of Default shall have occurred:

            i. The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to Lender (or any of them), all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and may also, without notice of any kind or demand of performance or other demand (all and each of which demands and notices are hereby expressly waived to the maximum extent provided by the UCC and other applicable law) reclaim, take possession, recover, store, maintain, finish, repair, prepare


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

                  for sale or lease, advertise for sale or lease and sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at the Lender's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. In connection with the liquidation, sale or other disposition of the Collateral, the Lender is granted a non-exclusive, royalty-free license or other right to use, without charge, Grantor' labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, or any similar property as it pertains to the Collateral, in completing a liquidation, sale or other disposition of the Collateral. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor agrees that in any sale of any of the Collateral, whether at a foreclosure sale or otherwise, the Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and the Lender, require that such prospective bidders and the Lender have certain qualifications and restrict such prospective bidders and the Lender to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), and Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Lender be liable or accountable to Grantor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

            ii. Grantor authorizes the Lender, on the terms set forth herein, to enter the premises where the Collateral (or any part of it) is located, to take possession of the Collateral (or any part of it), and to pay, purchase, contract, or compromise any encumbrance, charge or lien which, in the opinion of the Lender, appears to be prior or superior to its security interest. Grantor further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select. To the maximum extent permitted by applicable law, Grantor hereby waives all claims, damages, and demands against the Lender arising out of the repossession, retention or sale of the Collateral.

            iii. The Lender may sell Collateral without giving warranties as to such Collateral. The Lender may specifically disclaim any warranties of title or the like. The foregoing will not be considered adversely to affect the commercial reasonableness of any sale of Collateral.

            iv. If the Lender sells any of the Collateral upon credit, Grantor will be credited only with, and at the time of, payments actually made by the purchaser in such sale received by the purchaser and applied to the indebtedness of such purchaser. In the event the purchaser in such sale fails to pay for the Collateral, the Lender may resell the Collateral and Grantor shall be credited with the proceeds of the resale in accordance with the preceding sentence. In the event the Lender purchase any of the Collateral being sold, the Lender may pay for the Collateral by crediting some or all of the amounts described in clauses first, second, third and fourth of Section 12(b)(vi) hereof.

            v. Any cash held by the Lender as Collateral and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral or the exercise of any other remedies consequent upon an Event of Default shall be applied in whole or in part by the Lender against all or any part of the Obligations in the following order:

                  First, to the Lender in an amount sufficient to pay in full the Obligations, including all reasonable fees, costs, expenses, liabilities and advances incurred or made by the Lender in connection with the sale, disposition or other realization of the Collateral, including without limitation, reasonable attorneys' fees;

                  Second, upon payment in full of all the Obligations, to Grantor or to whomsoever may be lawfully entitled to receive such surplus.

            vi. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to fully pay the Obligations, and Grantor also shall be liable for the reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by Lender to collect such deficiency.

            vii. Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

40. Expenses. Grantor shall upon demand pay to the Lender the amount of any and all reasonable expenses, including the reasonable and necessary fees and expenses the Lender's counsel and of any experts and agents, which the Lender may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Lender hereunder, or (d) the failure by Grantor to perform or observe any of the provisions hereof or of under the Note.

41. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

42. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the parties necessary to amend the Note, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

43. Cumulative Remedies. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. The Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of their respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

44.   Lender May Perform; Reimbursement; Power of Attorney.

      a. If Grantor fails to perform any obligation of Grantor under this Agreement, the Lender may, but shall not have the obligation to, without prior notice to or obtaining the consent of Grantor, perform that obligation on behalf of Grantor, including, without limitation, obtaining insurance coverage for the Collateral and satisfying tax obligations or liens on the Collateral. Grantor shall reimburse the Lender on demand for all reasonable expenses and reasonable attorneys' fees incurred by the Lender in performing any such obligation, including interest at the interest rate specified in the Note.

      b. Grantor hereby absolutely and irrevocably constitutes and appoints the Lender as Grantor's true and lawful agent and attorney-in-fact, with full power of substitution, in the name of Grantor: (a) to take any and all such action as the Lender or any of its agents, nominees or attorneys may, in its or their sole and absolute discretion, reasonably determine as necessary or advisable for the purpose of maintaining, preserving or protecting the security constituted by this Agreement or any of the rights, remedies, powers or privileges of the Lender under this Agreement; and (b) generally, in the name of Grantor to exercise all or any of the powers, authorities and discretions, conferred on or reserved to the Lender by or pursuant to this Agreement, and (without prejudice to the generality of any of the foregoing) to seal and deliver or otherwise perfect any deed, assurance, agreement, instrument or act as the Lender may deem proper in or for the purpose of exercising any of such powers, authorities or discretions, in each case. Grantor hereby ratifies and confirms, and hereby agrees to ratify and confirm, whatever lawful acts the Lender or any of its agents, nominees or attorneys shall do or purport to do in the exercise of the power of attorney granted to the Lender pursuant to this Section 17(b), which power of attorney, being given for security, is irrevocable. Notwithstanding anything to the contrary in this Section 17(b), no such action as Grantor's true and lawful agent and attorney-in-fact may be taken by Lender except upon the occurrence of any Event of Default.

45. Addresses for Notices. All notices and other communications to any party provided for hereunder shall be in writing and mailed by registered or certified mail, return receipt requested, to the addresses for the Grantor and the Lender set forth on the signature pages hereto, or, as to any party, to such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 18: All such notices and other communications shall be effective (i) upon personal delivery to the party to be notified; (ii) on the date of first attempted delivery after having been sent by registered or certified mail, return receipt requested, postage prepaid; (iii) one
      (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

46. Forbearance; Delay. Any forbearance, failure or delay by the Lender in exercising any right, power or remedy hereunder shall not preclude the exercise thereof. Every right, power or remedy of the Lender shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by the Lender.

47. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

48. Successors and Assigns. This Agreement is for the benefit of the Lender and its successors and assigns, and in the event of an assignment of all or any of the Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Grantor and its respective successors and assigns.

49. Consent To Jurisdiction And Service Of Process. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF GRANTOR AND LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE GRANTOR AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF GRANTOR AND LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

50. Waiver Of Jury Trial. EACH OF GRANTOR AND LENDER WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF GRANTOR AND LENDER AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF GRANTOR AND LENDER FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

51. Advice of Counsel; Construction. Each of Grantor and Lender represents and warrants that it has discussed this Agreement, including, without limitation, Section 22 and Section 23 hereof, with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of the Agreement.

52. Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meanings or interpretation of this Agreement or any provision hereof.

53. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York determined without reference to principles of conflicts of law, except to the extent that the validity or perfection of any security interest created hereunder, or remedies hereunder, in respect of any item of the Collateral is governed by the laws of a jurisdiction other than the State of New York.

54. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


                                       BIOACCELERATE HOLDINGS, INC.



                                       By: _____________________________________
                                           Name:
                                           Title:





                                       JANO HOLDINGS LIMITED


                                       By:______________________________________
                                          Name:
                                          Title